UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2014

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management. Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 7, 2014, Entercom Communications Corp. (the “Parent” or “Company” and together with Entercom Radio, “Entercom”) and Entercom Radio, LLC, a wholly owned subsidiary of Parent (“Entercom Radio”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with The Lincoln National Life Insurance Company (“Lincoln”) pursuant to which Lincoln has agreed to sell and Entercom has agreed to purchase the outstanding shares of capital stock of Lincoln Financial Media Company for a purchase price of $105,000,000 plus net working capital. The purchase price consideration will consist of (a) $77,500,000 in cash, and (b) $27,500,000 in new Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) to be issued by the Parent. Consummation of the transactions contemplated by the Stock Purchase Agreement is subject to customary closing conditions, including, without limitation: (i) the expiration or early termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) approval of the transaction by the Federal Communications Commission.

Entercom has also agreed to grant to Lincoln certain registration rights in connection with the Series A Preferred Stock (the “Registration Rights Agreement”).

Series A Cumulative Convertible Preferred Stock

On December 7, 2014, the Parent authorized the Series A Preferred Stock which consists of eleven (11) shares, each with a Liquidation Preference of $2,500,000. The Series A Preferred Stock is convertible into shares of the Company’s Class A Common Stock beginning on the third anniversary of the Date of First Issuance.

Dividends

The Series A Preferred Stock will pay quarterly cumulative cash dividends (“Dividends”) equal to the Dividend Rate multiplied by the Liquidation Preference. The “Dividend Rate” on the Series A Preferred Stock will be the following annual rate, as applicable:

Year 1	6.0%
Year 2	8.0%
Year 3	10.0%
Thereafter	12.0%

Under certain circumstances, including any de-listing of the Class A Common Stock and certain mergers or consolidations, the Dividend Rate shall be 12.0% (subject to a cure right in the case of de-listing).

Redemption and Conversion

Redemption at the Option of the Company. Entercom will have the option to redeem the Series A Preferred Stock at any time prior to the third (3) anniversary of the Date of First Issuance and at any time on and after the sixth (6) anniversary of Date of First Issuance. Entercom will have no option to redeem the Series A Preferred Stock during the period beginning on the 3rd anniversary of the Date of First Issuance and ending on the day prior to the 6th anniversary of the Date of First Issuance. The Redemption Price for each share of Series A Preferred Stock is its Liquidation Preference, plus all accrued and unpaid Dividends.

Repurchase at Lincoln’s Option Upon a Fundamental Change. Upon a Fundamental Change of the Parent, Lincoln shall have the option to require the Parent to purchase for cash all of the Series A Preferred Stock held by Lincoln at a purchase price per share equal to: (i) if the Fundamental Change occurs prior to but not including the three (3) year anniversary of the Date of First Issuance, the sum of the Liquidation Preference, plus all accrued and unpaid Dividends; or (ii) if the Fundamental Change occurs on or after the three (3) year anniversary of the Date of First Issuance, the greater of (A) the Liquidation Preference, plus all accrued and unpaid Dividends, and (B) the Current Market Price that Lincoln would have received if it had converted all of its Series A Preferred Stock into shares of Class A Common Stock immediately prior to the Fundamental Change Effective Date.

Conversion at the Option of Lincoln. At any time on or after the three (3) year anniversary of the Date of First Issuance, Lincoln shall have the option to convert all of its Series A Preferred Stock into shares of Class A Common Stock. Entercom has the option to settle the conversion with either Class A Common Stock or cash.

Maturity

The Series A Preferred Stock shall be perpetual unless redeemed, repurchased or converted.

Rank

The Series A Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding-up and dissolution and redemption and repurchase rights, rank senior to the Company’s common stock and each other class of stock of the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights, rights on liquidation, winding-up and dissolution of the Company and redemption and repurchase rights.

Voting Rights

Except as otherwise required by law, the prior written consent of Lincoln shall be required for the Parent to (i) amend, alter, waive or repeal any provision of its charter, bylaws or the terms of any series of preferred stock in any manner that adversely affects the rights, powers, privileges or preferences of the Series A Preferred Stock, (ii) amend, alter, waive or repeal any provision of its charter, bylaws or the terms of any series of preferred stock to authorize, create or increase the authorized amount of stock of the Parent ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation or (iii) consummate certain customary reorganization events relating to the Parent.

A copy of the Stock Purchase Agreement (including the Terms of Series A Cumulative Convertible Preferred Stock and the form of the Registration Rights Agreement) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Stock Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1. The description of the material terms of the Series A Preferred Stock is qualified in its entirety by reference to Exhibit 2.02 of Exhibit 10.1. The description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 5.18 of Exhibit 10.1.

When issued, the Series A Preferred Stock will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The description of the Series A Preferred Stock herein does not constitute an offer to sell or the solicitation of an offer to buy the Series A Preferred Stock, nor shall there be any sale of the Series A Preferred Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the Series A Preferred Stock under the securities laws of any such state or jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Entercom Communications Corp. has agreed to issue the Series A Preferred Stock pursuant to the Stock Purchase Agreement in reliance on the exemption from registration provided for under section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D thereunder. Entercom Communications Corp. intends to rely on the exemption from registration provided for under Section 4(a)(2) of the Securities Act based in part on the representations made by Lincoln, including the representations with respect to Lincoln’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Lincoln’s investment intent with respect to the Series A Preferred Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On December 8, 2014, the Parent issued a press release announcing the transactions described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Exhibits.

(d)	Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibit and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor
Andrew P. Sutor, IV
Senior Vice President / General Counsel

Dated: December 8, 2014

EXHIBIT INDEX

Exhibit No.	Title

10.1	Stock Purchase Agreement, dated December 7, 2014, by and among The Lincoln National Life Insurance Company, Entercom Communications Corp. and Entercom Radio, LLC.

99.1	Entercom Communications Corp.’s Press Release, issued December 8, 2014